POWER OF ATTORNEY

BE IT KNOWN TO ALL BY THESE PRESENT:

WHEREAS, Vical Incorporated (the "Company") has registered a class of its equity securities under the Securities Exchange Act of 1934, as amended, and may effect sales of its securities from time to time as permitted by the Securities Act of 1933, as amended (collectively, the "Acts"); and

WHEREAS, the undersigned is and may be from time to time hereafter an officer or director of the Company, and as such may be required or permitted by either Act to execute or file reports, statements or other documents with the Securities and Exchange Commission (the "Commission"), either on behalf of the Company or on the undersigned's own behalf in either a personal or representative capacity;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Martha J. Demski, Glen E. Medwid and Alan E. Dow, or any of them, his attorney for his and in his name, place and stead, to sign and file any and all documents as the undersigned may be permitted or required to sign or file pursuant to the Acts, whether on behalf of the Company or on the undersigned's own behalf in either a personal or representative capacity, hereby giving and granting to each of said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying, confirming and approving all that each of said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his name this 5th day of December, 2003.

/s/ Robert H. Campbell
Signature